EX-99.B10

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                 March 19, 1996




Nations Fund Trust
111 Center Street
Little Rock, Arkansas  72201

              Re:    Units of Beneficial Interest in the
                     Funds of the Nations Fund Trust

Gentlemen:

              We refer to Post-Effective Amendment No. 42 to the Registration Statement on Form N-1A (SEC File No. 2-97817; 811-4305) (the "Registration Statement") of Nations Fund Trust (the "Trust") relating to the registration of an indefinite number of units of Beneficial Interest in Funds of the Trust (collectively, the "Shares").

              We have been  requested  by the Trust to furnish  this  opinion as
Exhibit 10 to the Registration Statement.

              We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

              Based upon and subject to the foregoing, we are of the opinion that:

              The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action and, assuming delivery by sale or in accord with the Trust's dividend reinvestment plan in accordance with the description set forth in the Registration Statement, as amended, the Shares will be validly issued, fully paid and nonassessable.

              We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

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Nations Fund Trust
March 19, 1996
Page 2

              In addition, we hereby consent to the use of our name and to the reference to our firm under the caption "Counsel" in the Statement of Additional Information, and the description of advice rendered by our firm under the heading "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                Very truly yours,

                                /S/ MORRISON & FOERSTER LLP

                                MORRISON & FOERSTER LLP